UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 4, 2004
 Date of Report (date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION
 (Exact name of Registrant as specified in its charter)

DELAWARE	1– 10079	94-2885898

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3901 North First Street
San Jose, California 95134-1599
 (Address of principal executive offices)

(408) 943-2600
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

          On August 4, 2004, Cypress Semiconductor Corporation, a Delaware corporation (“Cypress”) completed the acquisition of FillFactory NV, a Belgium corporation (“FillFactory”), and a leader in active pixel CMOS image sensor technology.  Pursuant to the Stock Purchase Agreement dated as of June 21, 2004 by and among Cypress, in the name and on behalf of Cypress Semiconductor (Belgium) BVBA, a Belgium corporation and a wholly-owned subsidiary of Cypress (“Buyer Sub”), FillFactory, certain stockholders of FillFactory NV and with respect to certain provisions only, U.S. Bank, National Association as Escrow Agent, and Luc De Mey and IT-Partners NV as Stockholder Agents, Buyer Sub acquired all of the capital stock of FillFactory in exchange for an aggregate of $100 million in cash ($14 million of which is subject to an escrow and approximately $0.8 million of which is scheduled to be paid on or about January 30, 2007).  The cash purchase price was paid from the cash balance of Cypress.  The amount of consideration paid for the outstanding capital stock of FillFactory was determined through arms-length negotiation between Cypress and the former stockholders of FillFactory together with their respective advisors.  In addition, Cypress will provide certain employees of FillFactory with stock options to purchase an aggregate of 400,000 shares of Cypress common stock.  Following the consummation of the stock purchase, FillFactory became a wholly-owned subsidiary of Buyer Sub and an indirect, wholly owned subsidiary of Cypress.  Cypress currently intends to use the plant, equipment and other physical property of FillFactory now beneficially owned by Cypress in substantially the same manner as it was used prior to the acquisition.

          The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements of FillFactory required in accordance with Rule 3-05 of Regulation S-X will be filed by amendment to this Form 8-K within 60 days after such date that this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required in accordance with Article 11 of Regulation S-X will be filed by amendment to this Form 8-K within 60 days after such date that this initial report on Form 8-K must be filed.

(c) Exhibits

2.1

Stock Purchase Agreement dated as of June 21, 2004 by and among Cypress Semiconductor Corporation, in the name and on behalf of Cypress Semiconductor (Belgium) BVBA, FillFactory NV, certain stockholders of FillFactory NV and with respect to Article VIII and Article X only:  U.S. Bank, National Association as Escrow Agent, and Luc De Mey and IT-Partners NV as Stockholder Agents.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

By:	/s/ EMMANUEL HERNANDEZ

Emmanuel Hernandez
Chief Financial Officer, Executive Vice President, Finance and Administration

Date: August 4, 2004

EXHIBIT INDEX

Exhibit No.	Description

2.1

Stock Purchase Agreement dated as of June 21, 2004 by and among Cypress Semiconductor Corporation, in the name and on behalf of Cypress Semiconductor (Belgium) BVBA, FillFactory NV, certain stockholders of FillFactory NV and with respect to Article VIII and Article X only:  U.S. Bank, National Association, as Escrow Agent and Luc De Mey and IT-Partners NV as Stockholder Agents.